GMG
GOLDEN MATRIX GROUP



YOU CAN BET ON US

FY24 Q1** CORPORATE HIGHLIGHTS

**THREE-MONTH PERIOD FROM NOVEMBER 1, 2023 TO JANUARY 31, 2024

GMG
GOLDEN MATRIX GROUP

Forward - Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to: the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, global conflicts, including the ongoing war between Ukraine and Russia, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's prior lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpre-tation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, includ-ing legal proceedings in the normal course of business; the ability to competeagainst existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential reces-sions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2023 and the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2024. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

Non-GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Golden Matrix Group, Inc. Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

THREE MONTHS REVENUES

+10% Last Year*

Revenues of $11,842,882 for the 3 months ended January 31, 2024 compared to the 3 months ended January 31, 2023 of $10,777,679.

Nov 2023 - Jan 2024	$11,843,882
Nov 2022 - Jan 2023	$10,777,679

THREE MONTHS ADJUSTED EBITDA**

+34% Last Year*

Adjusted EBITDA of $1,190,412 for the 3 months ended January 31, 2024 compared to the 3 months ended January 31, 2023 of $889,605.

Nov 2023 - Jan 2024	$1,190,412
Nov 2022 - Jan 2023	$889,605

THREE MONTHS NET PROFIT (LOSS)

A Turnaround of $518,026

Net profit of $74,505 for the 3 months ended January 31, 2024 compared to the net loss of $443,521 for the 3 months ended January 31, 2023.

Nov 2023 - Jan 2024	$74,505
Nov 2022 - Jan 2023	-$443,521

*Last Year: 3 month period from November 1, 2022 to January 31, 2023

**Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense,Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

ASSETS

January 31, 2024	$37,097,153
October 31, 2023	$35,582,817

+4% Since Last Year End

Assets of **$37,094,153** which is an increase of **4%** compared to the previous fiscal year end at October 31, 2023 of **$35,582,817.**

SHAREHOLDERS' EQUITY OF GMGI

January 31, 2024	$32,146,741
October 31, 2023	$31,103,394

+3% Since Last Year End

Shareholders' Equity of GMGI of **$32,146,741** which is an increase of **3%** compared to the previous fiscal year end at October 31, 2023 of **$31,103,394.**

CASH

January 31, 2024	$17,292,978
October 31, 2023	$17,100,280

+1% Since Last Year End

Cash of **$17,292,978** which is an increase of **1%** compared to the previous fiscal year end at October 31, 2023 of **$17,100,280.**



CEO MESSAGE

BRIAN GOODMAN

Chief Executive Officer

"I am thrilled with the momentum we continue to see in the business as a whole. This has been an exceptional quarter, and we are well-positioned to continue our growth trajectory.

We have set multiple records, delivering our highest ever quarterly results for Revenue, Total Assets, Adjusted EBITDA, Shareholder Equity and Cash-on-Hand.

Our success in the period was bolstered by our diversified and global portfolio, which comprises both B2B and B2C segments.

The Company has established a strategic roadmap to drive long-term value that includes: (i) finalizing the Meridian acquisition; (ii) launching into additional global markets; (iii) growing our overall market share; (iv) streamlining our organization and identifying cost efficiencies; (v) driving sustainable growth; (vi) further strengthening our healthy balance sheet; and (vii) identifying additional acquisitions that are synergistic and accretive to the business.

We are laser focused on finalizing the acquisition in the coming weeks. This will not only result in exponential increases in the Company's revenues and profitability, but also allow us to capitalize on the many growth opportunities that we plan to target.

We have made significant progress toward closing the pending Meridian acquisition, having mailed out the definitive proxy statement, and setting the shareholder meeting to approve the transaction on March 19, 2024.

I would like to congratulate our team on a successful quarter and to thank all stakeholders across the enlarged Golden Matrix group, as well as the dedicated management and employees at Meridian Bet who have worked tirelessly on the pending acquisition."

GOLDEN MATRIX GROUP

Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense.

	Three Months Ended January 31, 2024	Three Months Ended January 31, 2023
Net Income (Loss)*	$74,505	($443,521)
+ Interest Expense	$600	$998
− Interest Income	($39,264)	($11,905)
+ Taxes	$262,180	$145,686
+ Depreciation	$9,894	$9,897
+ Amortization	$111,546	$106,666
+ Stock-based Compensation Expense	$770,951	$1,081,784
Adjusted EBITDA	$1,190,412	$889,605

